EXHIBIT 21



KASH N' KARRY FOOD STORES, INC.
SUBSIDIARIES



        SUBSIDIARY                            STATE OF ORGANIZATION
------------------------------                ---------------------

KNK 720 DELAWARE BUSINESS TRUST                    DELAWARE

KNK 725 DELAWARE BUSINESS TRUST                    DELAWARE

KNK 733 DELAWARE BUSINESS TRUST                    DELAWARE